99.2	A.B. Dick Company Notes to Consolidated Financial Statements, (Unaudited) September 30, 2004 and 2003 (Dollars in Thousands)

A.B. Dick Company

Consolidated Financial Statements

(Unaudited) September 30, 2004 and 2003

Contents

Consolidated Financial Statements

Consolidated Balance Sheets	32
Consolidated Statements of Operations	33
Consolidated Statements of Cash Flows	34

Notes to Consolidated Financial Statements	35-42

A.B. Dick Company

Consolidated Balance Sheets

(Dollars in Thousands)

	September 30,	December 31,
	2004	2003
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$1,401	$1,731
Accounts receivable, less allowances of $1,344 at September 30, 2004 and $1,841 at December 31, 2003	23,853	27,272
Inventories	17,623	24,770
Prepaid inventory	3,543	-
Other current assets	509	1,034

Total current assets	46,929	54,807

Property, plant and equipment, net	3,293	4,008
Other assets	111	176

	$50,333	$58,991

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$4,823	$22,199
Deferred service revenue	12,596	13,518
Accrued compensation	1,508	3,480
Due to Parent Company	2,494	13,940
Accrued other	2,151	6,782
Current portion of long-term debt	-	449

Total current liabilities	23,572	60,368

Other long-term debt	-	313
Retirement obligations	-	2,935
Other long-term liabilities	-	1,478

Liabilities subject to compromise	38,238	-

Stockholders’ deficit:
Paid-in capital	51,050	51,050
Retained deficit	(62,951)	(57,396)
Accumulated other comprehensive income	424	243

Total stockholders’ deficit	(11,477)	(6,103)

	$50,333	$58,991

See notes to consolidated financial statements.

A.B. Dick Company

Consolidated Statements of Operations
(Dollars in Thousands)

	Nine months ended
	September 30,
	2004	2003
	(unaudited)
Net revenue
Equipment and supplies	$90,491	$101,405
Service	39,434	43,007

	129,925	144,412

Cost of revenue
Equipment and supplies	70,738	78,992
Service	28,624	30,502

	99,362	109,494

Gross profit
Equipment and supplies	19,753	22,413
Service	10,810	12,505

	30,563	34,918

Costs and expenses:
Sales and marketing expenses	16,253	16,721
General and administrative expenses	13,420	12,994
General and administrative expenses from Parent Company	410	411
Research and development	1,643	1,534
Depreciation and amortization	1,740	2,310
Unusual and non-recurring charges (credits), net	770	254

	34,236	34,224

Operating income (loss)	(3,673)	694
Interest expense	(39)	(56)
Interest expense from Parent Company	(1,534)	(1,674)
Other income (expense), net	(309)	686

Net loss	$(5,555)	$(350)

See notes to consolidated financial statements.

A.B. Dick Company

Consolidated Statements of Cash Flows

(Dollars in Thousands)

	Nine months ended
	September 30,
	2004	2003
	(unaudited)
Operating activities
Net loss	$(5,555)	$(350)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,740	2,310
Provision for (recovery of) allowance for doubtful accounts	163	(268)
(Gain) loss on disposal of property plant and equipment	(5)	7
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	3,316	(2,745)
Decrease in inventories
Increase in prepaid inventory	(3,543)	(38)
Decrease (increase) in other assets	590	(1,337)
Decrease in accounts payable	(2,586)	(2,034)
Decrease in other liabilities	(2,640)	(670)

Net cash used in operating activities	(1,988)	(2,669)

Investing activities
Purchases of property, plant and equipment	(382)	(335)
Proceeds from the sale of property, plant and equipment	52	88

Net cash used in investing activities	(330)	(247)

Financing activities
Borrowings from (payments to) Parent Company, net	2,263	2,742
Principal payments on long-term borrowings	(351)	(524)

Net cash provided by financing activities	1,912	2,218

Effect of exchange rate changes on cash	76	14

Decrease in cash and cash equivalents	(330)	(684)

Cash and cash equivalents at January 1	1,731	1,183

Cash and cash equivalents at September 30	$1,401	$499

See notes to consolidated financial statements.

A.B. Dick Company

Notes to Consolidated Financial Statements
(Unaudited)

September 30, 2004 and 2003

(Dollars in Thousands)

1. Organization and Basis of Presentation

As of September 30, 2004 and through November 4, 2004, A.B. Dick Company (hereinafter referred to as the Company or A.B. Dick) was wholly owned by Paragon Corporate Holdings Inc. (hereinafter referred to as Paragon or the Parent Company). The Company is engaged in the manufacture, sale, distribution, and service of offset presses and digital platemaking systems and related supplies for the graphic arts and printing industries.

On July 13, 2004, A.B. Dick, its Parent Company, and two other affiliated companies of Paragon, filed voluntary petitions for protection from creditors under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. During the Chapter 11 process, A.B. Dick continues to manufacture and deliver products and provide services to customers as usual. The Chapter 11 filings do not include the Company’s subsidiaries in Canada and the United Kingdom.

Concurrent with the Chapter 11 filings, A.B. Dick signed an agreement with Presstek, Inc., (“Presstek”) of Hudson, New Hampshire under which Presstek would acquire substantially all of the assets of A.B. Dick in accordance with Section 363 of the U.S. Bankruptcy Code for a total consideration of $40 million.

The Company received two other competing offers and in early November 2004, an auction was held with the bankruptcy court ruling that the Presstek offer, as revised, was declared to be the highest and best bid. The revised Presstek offer was for a total consideration of $40 million plus the assumption of certain contract, payroll and employee health insurance liabilities of the Company. Presstek’s offer contained certain conditions that were required to be met at closing including, among other things, minimum levels of working capital and net assets. The Company met these closing conditions and on November 5, 2004 the sale was completed.

To fund ongoing operating expenses and other working capital requirements through the closing of the sale, the Company obtained a $7 million debtor-in-possession (DIP) credit facility provided by Presstek and the Company’s current lender, KeyBank N.A. (see Note 5).

A.B. Dick Company

Notes to Consolidated Financial Statements
(Unaudited)

September 30, 2004 and 2003

(Dollars in Thousands)

1. Organization and Basis of Presentation (continued)

The accompanying interim unaudited consolidated financial statements include the accounts of A.B. Dick and its wholly owned subsidiaries. All intercompany accounts and transactions are eliminated in consolidation.

The consolidated statement of operations include all of the Parent Company’s corporate general and administrative expenses and net interest expense to reflect the services, benefits and costs of capital received by the Company as the Parent Company’s only subsidiary. Such corporate general and administrative expenses primarily consist of chairman and director fees, director and officer insurance coverage, legal, audit and consulting fees and corporate franchise and registration fees. These aforementioned Parent Company general and administrative and interest expenses are recorded through the Due to Parent Company account on the consolidated balance sheets.

In addition, the Parent Company partially funds the operating activities of the Company through its revolving credit facility and cash balances. The Company records such receipts from and any payments to the Parent Company in Due to Parent Company.

The activity in the Due to Parent Company account for the nine months ended September 30, 2004 and 2003 was as follows:

	2004	2003
Balance at January 1	$13,940	$10,801
Net cash transfers from Parent Company	319	2,742
Corporate expense allocation	410	411
Interest expense allocation	1,534	1,674

Balance at September 30	16,203	15,628
Liability subject to compromise	(13,709)	-

Due to Parent Company as reported on September 30 balance sheet	$2,494	$15,628

The Parent Company incurred certain costs in connection with the Chapter 11 proceedings and the sale of the Company described in Note 1. None of these costs have been allocated to the Company.

A.B. Dick Company

Notes to Consolidated Financial Statements
(Unaudited)

September 30, 2004 and 2003

(Dollars in Thousands)

1. Organization and Basis of Presentation (continued)

The interim unaudited consolidated financial statements have been prepared in accordance with American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (SOP 90-7), and accounting principles generally accepted in the United States of America applicable to a going concern, which principles assume that assets will be realized and liabilities will be discharged in the normal course of business. Furthermore, these interim unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, such interim unaudited consolidated financial statements reflect all normal recurring adjustments considered necessary to present fairly the financial position and the results of operations and cash flows for the interim period presented. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full fiscal year. These interim unaudited consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements for the year ended December 31, 2003.

2. Recent Accounting Pronouncements

On December 8, 2003, the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the “Act”) was signed into law. The Act introduced a prescription drug benefit under Medicare Part D along with a federal subsidy to sponsors of retiree health care benefit plans that provide a similar benefit. In response, the Financial Accounting Standards Board (FASB) issued FASB Staff Position 106-2, “Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003” (FSP 106-2), to address the accounting and disclosure implications resulting from the Act. FSP-106-2 is effective for financial statements for interim and annual fiscal periods beginning after June 15, 2004.

The Company provides post-retirement benefits in the form of limited health care benefits to certain domestic retired employees. In determining its benefit obligation at September 30, 2004 and its net periodic benefit cost for the nine months then ended, the Company has not taken into consideration any federal subsidy it may be entitled to because it is unable to conclude whether the benefits provided by the Company are actuarially equivalent to the Medicare Part D benefit under the Act. However, based on contractual limitations on the Company’s obligation with respect to employee health care benefits, adoption of FSP-106-2 is not expected to have a material impact on the Company’s financial position or results of operations.

3. Liabilities Subject to Compromise

Following the Company’s Chapter 11 filing on July 13, 2004, actions by creditors to collect pre-petition indebtedness are stayed, and other pre-petition contractual obligations may not be enforced against the Company. In addition, the Company may reject certain executory contracts and lease obligations. Parties affected by these rejections may file claims with the Bankruptcy Court in accordance with the reorganization process. The Company’s liabilities at the July 13, 2004 are subject to allowance in the Chapter 11 proceeding and the creditors shall receive A.B. Dick Company

Notes to Consolidated Financial Statements
(Unaudited)

September 30, 2004 and 2003

(Dollars in Thousands)

the distribution, if any, provided for under one or more plans of reorganization. All unsecured claims are reflected in the accompanying consolidated balance sheet as “Liabilities subject to compromise.” The Company has received approval to pay or otherwise honor certain of its pre-petition obligations, including employee wages and related taxes, employee benefits, travel expenses, insurance premiums and customer service agreements.

In accordance with SOP 90-7, liabilities subject to compromise are claims reported at amounts based on the Company’s books and records, even though such liabilities may not be paid in full. Liabilities subject to compromise consist of the following at September 30, 2004:

Accounts payable	$14,805
Accrued compensation	809
Due to Parent Company	13,709
Accrued other	5,279
Current portion of long-term debt	296
Other long-term debt	112
Retirement obligations	2,728
Accrued liabilities and sundry	500

Total liabilities subject to compromise	$38,238

Additional claims (liabilities subject to compromise) may subsequently arise resulting from rejection of additional executory contracts and non-residential leases, and from the determination by the Bankruptcy Court (or by agreement between the parties involved) of allowed claims for contingencies and other disputed amounts.

Included in deferred service revenue and accrued compensation as reported on the balance sheet at September 30, 2004 are $8.3 million and $0.3 million, respectively, representing liabilities that existed at July 13, 2004 and are still outstanding but are not subject to compromise.

A.B. Dick Company

Notes to Consolidated Financial Statements
(Unaudited)

September 30, 2004 and 2003

(Dollars in Thousands)

4. Acquisition, Relocation, and Severance Charges (Credits)

In the nine months ended September 30, 2004 and 2003, the Company recognized charges related to certain headcount reduction actions taken by management. Such charges were in addition to severance and exit cost charges recognized in previous years, principally related to the Company’s merger with Multigraphics, Inc.,

Activity in the Company’s accrual for severance and exit costs for the nine months ended September 30, 2004 and 2003 was as follows:

	2004	2003
Balance at January 1	$921	$3,064
Severance charges recorded through September 30	770	254
Cash payments made through September 30	(1,195)	(1,943)

Balance at September 30	$496	$1,375

5. Financing Arrangements

As discussed in Note 1, on July 13, 2004, the Company entered into a $7 million debtor-in-possession (DIP) facility provided by Presstek and KeyBank N.A. Availability under the DIP facility is equal to the sum of (i) 80% of the eligible accounts receivable other than accounts receivable related to billings from prepaid service contracts, plus (ii) 50% of eligible accounts receivable from billing of prepaid service contracts, plus (iii) 60% of the eligible inventory (capped at $15.0 million), plus 60% of the lesser of $2.5 million or the Company’s pre-paid inventory, less (iv) reserves and outstanding letters of credit. Borrowings under the DIP facility are secured by liens on accounts receivable and inventory of the Company and the stock of the Company’s investment in its Canadian and United Kingdom subsidiaries. Interest under the DIP facility is charged at the lesser of 3% or KeyBank N.A.’s prime rate minus 1%. In addition, a fee of 1/2% per annum is charged on the unused portion of the DIP facility. The DIP facility contained minimum revenue covenants for each of the months of July, August and September 2004, which the Company met. In connection with the sale of the Company on November 5, 2004, the DIP facility was repaid in full.

A.B. Dick Company

Notes to Consolidated Financial Statements
(Unaudited)

September 30, 2004 and 2003

(Dollars in Thousands)

6. Segment Information

The Company’s products are sold directly through a network of branches and independent distributors to the global quick print market and to small commercial printing customers primarily in the United States, Canada, the United Kingdom, other European countries, Latin America, and the Far East.

The Company’s principal operations are in the United States, but it also maintains operating subsidiaries in the United Kingdom and Canada. Net revenues are attributed to countries based on the location of the subsidiary where the sale occurs. Transfers between geographic areas are accounted for at market with appropriate adjustments made to inventory carrying values in consolidation. Identifiable assets represent long-lived assets, principally property plant and equipment, that are used in the Company’s operations in each geographic area at the balance sheet date.

The Company’s financial data by geographic area as of September 30, 2004 and December 31, 2003 and for the nine months ended September 30, 2004 and 2003 is as follows:

	2004	2003
Net revenues:
Domestic	$104,815	$121,619
Foreign:
Canada	9,374	9,656
United Kingdom	18,849	16,985
Elimination between geographic areas	(3,113)	(3,848)

Total net revenues	$129,925	$144,412

A.B. Dick Company

Notes to Consolidated Financial Statements
(Unaudited)

September 30, 2004 and 2003

(Dollars in Thousands)

6. Segment Information (continued)

	2004	2003
Operating income (loss):
Domestic	$(3,593)	$773
Foreign:
Canada	(175)	(377)
United Kingdom	85	339
Netherlands	-	(107)
Elimination between geographic areas	10	66

Total operating income (loss)	$(3,673)	$694

	2004	2003
Long-lived assets:
Domestic	$2,642	3,389
Foreign:
Canada	460	465
United Kingdom	191	154

Total long-lived assets	$3,293	$4,008

7. Commitments and Contingencies

The Company has been notified of various environmental matters in connection with certain current or former Company locations in Florida, Ohio, South Carolina, Indiana, California and Ontario, Canada. The Company believes the Florida, South Carolina, Indiana, California and Ontario, Canada sites are subject to an indemnification with Marconi, Inc. (formerly GEC, Inc.).

The Company is also involved in various other administrative and legal proceedings incidental to its business, including product, automobile, and general liability lawsuits against which the Company is either fully or partially insured.

At the present time, it is management’s opinion, based on information available to the Company and management’s experience in such matters, that the resolution of these legal proceedings is not expected to have a material adverse effect on the Company’s financial condition, results of operations, or liquidity.

A.B. Dick Company

Notes to Consolidated Financial Statements
(Unaudited)

September 30, 2004 and 2003

(Dollars in Thousands)

7. Commitments and Contingencies (continued)

At September 30, 2004 and December 31, 2003, the Parent Company has outstanding $5.78 million of 9-5/8% Senior Notes due 2008 (“Senior Notes”). The Senior Notes require a semi-annual interest payment on each October 1 and April 1 in arrears. The Senior Notes are unsecured obligations of the Parent Company and, prior to the sale of the Company on November 5, 2004, were guaranteed by the Company.

At September 30, 2004 and December 31, 2003, the Parent Company has outstanding $25 million of non-interest bearing notes. The Notes Payable are unsecured obligations of the Parent Company and, prior to the sale of the Company on November 5, 2004, were guaranteed by the Company. These non-interest bearing notes are payable only upon the occurrence of certain events as defined under the terms of the notes and are convertible to an equity interest in the Parent Company at the option of the holders of a majority of the notes.

The Senior Notes and Notes Payable are unsecured claims against the estate of the Parent Company in the Chapter 11 Bankruptcy process described in Note 1. The Parent Company has commenced an action in the Bankruptcy Court seeking equitable subordination and recharacterization of the Notes Payable.

8. Related Party Transactions

The Company leases certain property from an affiliate of the Parent Company. Rental expense paid under the terms of the lease for the nine months ended September 30, 2004 and 2003 was $324 and $348.

Presstek, Inc. and A.B. Dick Company
Unaudited Pro Forma Condensed Combined Financial Information

THE FOLLOWING UNAUDITED PRO FORMA CONDENSED, COMBINED FINANCIAL STATEMENTS ARE PRESENTED FOR INFORMATIONAL AND ILLUSTRATIVE PURPOSES ONLY AND DO NOT PURPORT TO BE INDICATIVE OF THE RESULTS OF OPERATIONS OR FINANCIAL POSITION FOR FUTURE PERIODS OR THE RESULTS THAT ACTUALLY WOULD HAVE BEEN REALIZED HAD PRESSTEK INC. (“PRESSTEK”) AND A.B. DICK COMPANY (“A.B. DICK”) CONSUMMATED THE TRANSACTION AT THE DATES INDICATED AND THE ENTITY WOULD HAVE BEEN A CONSOLIDATED COMPANY DURING THE SPECIFIED PERIODS, NOR IS IT NECESSARILY INDICATIVE OF FUTURE OPERATING RESULTS OR FINANCIAL POSITION OF PRESSTEK FOLLOWING THE TRANSACTION.

The unaudited pro forma financial information reflects performance of the combined entity that does not necessarily reflect a true representation of the actual performance of the combined entity. The pro forma financial statements are derived from the historical statements of operations and balance sheets derived from the historical financial statements of Presstek and A.B. Dick. Since A.B. Dick has had financial difficulties culminating in its filing for protection under Chapter 11 of the US Bankruptcy Code in July of 2004, the historical performance of A.B. Dick is not indicative of its post-bankruptcy performance.

The unaudited pro forma condensed combined financial statements are based on the respective audited and unaudited historical consolidated financial statements and the notes thereto of Presstek and A.B. Dick after giving effect to the acquisition using the purchase method of accounting and assumptions and the adjustments described below and in the notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined statements of operations for the year ended January 3, 2004 (in the case of Presstek) and December 31, 2003 (in the case of A.B. Dick) and nine months ended October 2, 2004 (in the case of Presstek) and September 30, 2004 (in the case of A.B. Dick) assume that the acquisition by Presstek of A.B. Dick (the “Transaction”) occurred on December 29, 2002.

In the accompanying unaudited pro forma condensed combined balance sheet as of October 2, 2004 (in the case of Presstek) and September 30, 2004 (in the case of A.B. Dick), the estimated purchase price of A.B. Dick is allocated to the estimated fair value of the assets acquired and liabilities assumed based on the balance sheet on that date. The final purchase price allocation will be based upon independent appraisals of certain tangible and intangible assets of A.B. Dick, which are currently in process and management does not expect there will be significant differences.

The pro forma adjustments are based upon available information and upon certain assumptions as described in the Notes to the Unaudited Pro Forma Condensed Combined Financial information that Presstek management believes are reasonable in the circumstances.

Certain reclassifications have been made to the A.B. Dick company statements of operations, included in the Unaudited Pro Forma Combined Statement of Operations, to conform to the Presstek, Inc. presentation.

Presstek operates and reports on a 52- or 53-week fiscal year, ending on the Saturday closest to December 31. Accordingly, the financial statements include the 53-week fiscal year constituting “Fiscal 2003” ended January 3, 2004. A.B. Dick operated and reported on a 52-week year, which began on January 1 and ended on December 31 of each year. The information provided in the Unaudited Pro Forma Condensed Combined Financial Information uses Presstek’s year- and quarter- end dates. As that comparative information relates to A.B. Dick , the reader should understand that, while Presstek’s dates are indicated, the actual year and quarter end dates are December 31 and September 30, respectively.

The unaudited pro forma condensed, combined financial information presented does not consider any future events which may occur after the Transaction. The unaudited pro forma financial information presented does not attempt to quantify any operating expense synergies or cost reductions of the combined operations of Presstek and A.B. Dick that may be realized after the Transaction. Nor does the unaudited pro forma financial information consider the incremental expense, capital or conversion costs which may be incurred as a result of the Transaction.

The unaudited pro forma condensed combined financial statements and accompanying notes should be read in conjunction with the historical consolidated financial statements and accompanying notes thereto of A.B. Dick included elsewhere herein and of Presstek in its Annual Report on Form 10-K for the year ended January 3, 2004 as well as its Quarterly Report on Form 10-Q for the three and nine months ended October 2, 2004, which were filed with the Securities and Exchange Commission on March 18, 2004 and November 12, 2004, respectively, and the A.B. Dick audited financial statements as of December 31, 2003 and the nine months ended September 30, 2004 included herein.